Exhibit 99.1
Lifecore Biomedical Announces Completion of Corporate Name Change
Common stock expected to begin trading tomorrow under new Nasdaq ticker symbol “LFCR”
Lifecore global headquarters relocated to Chaska, MN
Launches new investor relations website: ir.lifecore.com
CHASKA, MN – November 14, 2022 – Lifecore Biomedical, Inc. (“Lifecore” or the “Company”), a fully integrated contract development and manufacturing organization (“CDMO”), today announced that it has completed its transition to Lifecore Biomedical, including the change of its name from Landec Corporation to Lifecore Biomedical, Inc. In connection with this change, the Company’s common stock is also expected to commence trading under its new Nasdaq ticker symbol “LFCR” tomorrow, November 15, 2022.

The new corporate name and ticker symbol align with the Company’s strategic transformation to focus on its high-growth, high-value CDMO business involving the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials as well as the manufacture of pharmaceutical-grade Hyaluronic Acid.

Craig A. Barbarosh, Chairman of the Board of Lifecore, stated, “This is an important milestone that has been years in the making as we worked to reposition the business and focus on our high-growth Lifecore asset. We believe these corporate changes symbolize our continued focus on making the Lifecore business our top priority, and provide us with further opportunities to highlight the Lifecore story and the attractive attributes of Lifecore’s differentiated CDMO business, including the team’s continued focus on revenue and EBITDA growth. ”

As previously announced, Lifecore’s name change was accompanied by the previous transition of certain leadership positions, which included James G. Hall, who will continue to serve as Lifecore’s President and Chief Executive Officer and as a director on the Board of Directors, as well as John D. Morberg, who will continue in his role of Chief Financial Officer of Lifecore. In conjunction with the Company’s recent Annual Stockholders’ Meeting for fiscal year 2022, the composition of the Board was realigned to increase its focus on life sciences expertise.

James G. Hall, President and Chief Executive Officer of Lifecore, commented, “In our more than 40 years of bringing customer innovations to market, quality has been at the core of our organization and has enabled us to build a solid reputation. We remain focused on supporting our customers with a complete set of highly differentiated, end-to-end CDMO services with expertise in complex and difficult projects – from pharmaceutical development to clinical and commercial manufacturing. We have significantly advanced our capabilities over the past decade and our expanding project portfolio demonstrates our growing presence in the injectable pharmaceutical and medical device markets. We look forward to executing on these opportunities and delivering value to our shareholders.”

No action is required by stockholders with respect to the name or ticker symbol change and the changes will not affect the existing rights of stockholders. The common stock will continue to be listed on Nasdaq and the CUSIP number remains unchanged. This new ticker symbol will replace the Company’s legacy ticker symbol “LNDC,” which had been used since its initial public offering in 1996. Effective today, the Company also changed the location of its corporate headquarters to its corporate address in Chaska, Minnesota.

About Lifecore Biomedical
Lifecore Biomedical, Inc. is a fully integrated contract development and manufacturing organization (CDMO) that offers highly differentiated capabilities in the development, fill and finish of complex sterile injectable pharmaceutical products in syringes and vials. As a leading manufacturer of premium, injectable grade Hyaluronic Acid, Lifecore brings more than 40 years of expertise as a partner for global and emerging biopharmaceutical and biotechnology companies across multiple therapeutic categories to bring their innovations to market. For more information about the Company, visit Lifecore’s website at www.lifecore.com.

Important Cautions Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbor created under the Private Securities Litigation Reform Act of 1995 and other safe harbors under the Securities Act of 1933 and the Securities Exchange Act of 1934. Words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “might”, “will”, “should”, “can have”, “likely” and similar expressions are used to identify forward-looking statements. All forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially, including such factors among others, as the Company’s ability to successfully complete the transition of the Company’s business and operations to focus on Lifecore, the timing of regulatory approvals, uncertainties related to COVID-19 and the impact of our responses to it, and the ability to successfully realize the anticipated benefits of the refocusing of the Company’s business on Lifecore. For additional information about factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including the risk factors contained in our most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Forward-looking statements represent management’s current expectations and are inherently uncertain. Except as required by law, we do not undertake any obligation to update forward-looking statements made by us to reflect subsequent events or circumstances.

Contact Information:
Investor Relations
Jeff Sonnek
(646) 277-1263
jeff.sonnek@icrinc.com

Media Relations
Sean Leous
(646) 866-4012
sean.leous@westwicke.com